UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/ A

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

McAfee, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-20558

Delaware (State or other jurisdiction of incorporation or organization)	77-0316593 (I.R.S. Employer Identification Number)

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code:

(408) 988-3832

Item 2.	Acquisition or Disposition of Assets

      On July 16, 2004, McAfee, Inc. (formerly Networks Associates, Inc.) (“the Company”) completed the sale of its Sniffer Technologies (“Sniffer”) product line to Network General Corporation, an entity controlled by Silver Lake Partners and Texas Pacific Group. The transaction was effected by means of an asset purchase agreement. After giving effect to the initial closing date working capital adjustments, the total consideration being received by the Company from the Buyer is approximately $217 million in cash.

      The final transaction consideration received from the Buyer is subject to adjustment based on actual modified working capital balances on the closing date.

      As part of the transaction, the Company retained pre-closing Sniffer accounts receivable.

      This report amends and restates Item 7 of the Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004.

Item 7.	Financial Statements and Exhibits

      (a) Financial Statements of business acquired:

Not applicable

      (b) Pro Forma Financial Information:

The unaudited pro forma condensed consolidated financial information with respect to the disposition of the Company’s Sniffer product line required by Item 7 of Form 8-K is included on pages 3 through 8 of this report and is incorporated herein by reference. This unaudited pro forma information (i) reflects pro forma adjustments primarily to eliminate revenue, cost of revenues and other costs and expenses directly related to the Sniffer product line, (ii) eliminates the assets that were sold and liabilities that were assumed by the buyer, and (iii) does not purport to represent either what the Company’s financial position or results of operations would have been had the sale occurred on the dates indicated or what Sniffer’s financial results would have been if it were a stand-alone organization for the periods presented.

      (c) Exhibits:

*2	.1	Asset Purchase Agreement (the “APA”) made and entered into as of April 22, 2004, by and among, (i) Network General Corporation (formerly named Starburst Technology Holdings, Inc.), on the one hand, and (ii) McAfee, Inc. (formerly named Networks Associates, Inc.), Network Associates Technology, Inc., Network Associates International BV, Network Associates (India) Private Limited, McAfee Japan Co., Ltd (formerly named Network Associates Japan Co., Ltd.), on the other hand
*2	.2	Amendment No. 1 to the APA dated as of July 15, 2004.
*99	.1	Press Release of McAfee, Inc. dated July 16, 2004.

*	Incorporated by reference to Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004.

Pro Forma Financial Information

      In April 2004, McAfee, Inc. (formerly Networks Associates, Inc.) (“the Company”) entered into an agreement to sell its Sniffer Technologies (“Sniffer”) product line to Network General Corporation (“the Buyer”). The transaction consideration paid to the Company consisted of approximately $217 million in cash. The sale closed on July 16, 2004.

      The unaudited pro forma condensed consolidated financial statements reported below consist of unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2004 and for the year ended December 31, 2003 and an unaudited pro forma condensed consolidated balance sheet as of March 31, 2004. The unaudited pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (and the planned amendment thereto).

      The following unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the sale of the Company’s Sniffer product line, as if it had occurred as of March 31, 2004 for the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2003 for the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated statements of operations do not include any estimated gain on the sale of Sniffer, nor do they include any amounts related to the Transaction Services Agreement between the Company and Buyer. The Company is providing certain transactional services for the Buyer beginning July 16, 2004, for a period of up to nine months and is being reimbursed for costs plus a profit margin.

      The Company believes that the pro forma adjustments used in the unaudited pro forma condensed consolidated financial statements provide a reasonable basis on which to present such statements. The unaudited pro forma condensed consolidated financial statements included in this Form 8-K/A have been derived from the Company’s consolidated financial statements and do not purport to represent what the Company’s financial position or results of operations actually would have been had the sale occurred on the dates indicated.

      On July 27, 2004, the Company filed an 8-K with the SEC indicating that it would restate operating results for the quarter ended March 31, 2004 to increase revenue by $2.5 million, reduce expenses by $0.2 million, increase net income by $2.0 million and increase diluted earnings per share by $0.01. In conjunction with this restatement, the Company is preparing and will file a Form 10-Q/A for the quarter including the restated condensed consolidated financial statements. The financial information for the quarter ended March 31, 2004 (marked as restated), and the corresponding pro forma information giving effect to the Sniffer disposition, reflects the currently anticipated impact of the restatement.

McAFEE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2004

	McAfee	Pro Forma		McAfee Pro
	Historical	Adjustments		Forma

	(As Restated)

	(In thousands)

ASSETS

Current assets:

Cash and cash equivalents	$430,329	$218,486	(A)	$648,815

Short-term marketable securities	217,432	—		217,432

Accounts receivable, net	109,559	—		109,559

Prepaid expenses, income taxes and other current assets	108,260	(13,350	)(B)	94,910

Deferred taxes	176,333	(24,130	)(C)	152,203

Total current assets	1,041,913	181,006		1,222,919

Long-term marketable securities	293,449	—		293,449

Restricted cash	20,647	—		20,647

Property and equipment, net	110,294	(5,039	)(D)	105,255

Deferred taxes	169,980	(42,471	)(C)	127,509

Intangible assets, net	98,974	—		98,974

Goodwill	441,488	(50,876	)(E)	390,612

Other assets	6,314	—		6,314

Total assets	$2,183,059	$82,620		$2,265,679

LIABILITIES

Current liabilities:

Accounts payable	$25,848	$(524	)(F)	$25,324

Accrued liabilities	123,568	(3,385	)(F)	141,747
		21,564	(C)

Deferred revenue	383,175	(36,875	)(G)	346,300

Convertible debt	345,275	—		345,275

Total current liabilities	877,866	(19,220)		858,646

Deferred revenue, less current portion	102,077	(11,019	)(G)	91,058

Other long term liabilities	232,082	—		232,082

Total liabilities	1,212,025	(30,239)		1,181,786

STOCKHOLDERS’ EQUITY

Preferred stock	—	—		—

Common stock	1,648	—		1,648

Additional paid-in capital	1,111,287	—		1,111,287

Deferred stock-based compensation	(537)	—		(537)

Accumulated other comprehensive income	35,252	—		35,252

Accumulated deficit	(171,909)	112,859	(H)	(59,050)

Treasury stock	(4,707)	—		(4,707)

Total stockholders’ equity	971,034	112,859		1,083,893

Total liabilities and stockholders’ equity	$2,183,059	$82,620		$2,265,679

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

McAFEE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2004

	McAfee	Pro Forma		McAfee
	Historical	Adjustments		Pro Forma

	(In thousands, except per share data)
	(As Restated)

Net revenue:

Product	$83,731	$(24,582)	(I)	$59,149

Services and support	135,347	(17,671)	(I)	117,676

Total net revenue	219,078	(42,253)		176,825

Cost of net revenue:

Product	22,952	(8,020)	(I)	14,932

Services and support	10,847	(1,636)	(I)	9,211

Amortization of purchased technology	3,393	—		3,393

Total cost of net revenue	37,192	(9,656)		27,536

Operating costs:

Research and development	45,379	(6,402)	(J)	38,977

Marketing and sales	92,958	(5,195)	(K)	87,763

General and administrative	28,066	(614)	(L)	27,452

Gain on sale of assets and technology	(46,505)	—		(46,505)

Litigation settlement	(19,101)	—		(19,101)

Amortization of intangibles	3,573	—		3,573

Restructuring charge	2,190	—		2,190

Total operating costs	106,560	(12,211)		94,349

Income from operations	75,326	(20,386)		54,940

Interest and other income	4,351	—		4,351

Interest and other expenses	(741)	—		(741)

Gain on sale of marketable securities	488	—		488

Income before provision for income taxes and cumulative effect of change in accounting principle	79,424	(20,386)		59,038

Provision for income taxes	21,454	(7,135)	(M)	14,319

Income before cumulative effect of change in accounting principle	$57,970	$(13,251)		$44,719

Basic income per share:

Income before cumulative effect of change in accounting principle	$0.35			$0.27

Shares used in per share calculation — basic	163,423			163,423

Diluted income per share:

Income before cumulative effect of change in accounting principle	$0.33			$0.26

Shares used in per share calculation — diluted	186,564			186,564

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

McAFEE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

	McAfee	Pro Forma		McAfee
	Historical	Adjustments		Pro Forma

	(In thousands, except per share data)

Net revenue:

Product	$513,610	$(149,467)	(I)	$364,143

Services and support	422,726	(60,709)	(I)	362,017

Total net revenue	936,336	(210,176)		726,160

Cost of net revenue:

Product	86,646	(36,180)	(I)	50,466

Services and support	51,611	(6,329)	(I)	45,282

Amortization of purchased technology	11,369	—		11,369

Total cost of net revenue	149,626	(42,509)		107,117

Operating costs:

Research and development	184,606	(30,456)	(J)	154,150

Marketing and sales	363,306	(20,100)	(K)	343,206

General and administrative	128,704	(672)	(L)	128,032

Amortization of intangibles	15,637	—		15,637

Restructuring charge	22,204	—		22,204

In process research and development	6,600	—		6,600

Total operating costs	721,057	(51,228)		669,829

Income (loss) from operations	65,653	(116,439)		(50,786)

Interest and other income	15,454	—		15,454

Interest and other expenses	(7,543)	—		(7,543)

Loss on disposal of assets	(788)	—		(788)

Loss on redemption of zero coupon convertible debentures	(2,727)	—		(2,727)

Gain on sale of marketable securities	3,076	—		3,076

Income (loss) before provision for (benefit from) income taxes and cumulative effect of change in accounting principle	73,125	(116,439)		(43,314)

Provision for (benefit from) income taxes	13,220	(40,754)	(M)	(27,534)

Income (loss) before cumulative effect of change in accounting principle	$59,905	$(75,685)		$(15,780)

Basic income (loss) per share:

Income (loss) before cumulative effect of change in accounting principle	$0.37			$(0.10)

Shares used in per share calculation — basic	160,338			160,338

Diluted income per share:

Income before cumulative effect of change in accounting principle	$0.36

Shares used in per share calculation — diluted	164,489

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

McAFEE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet

      (A) The unaudited pro forma condensed consolidated balance sheet reflects the receipt of net cash proceeds of approximately $218 million from the sale of Sniffer, based upon the working capital calculation had the sale occurred on March 31, 2004. At the actual closing on July 16, 2004, the Company received approximately $217 million in cash due to changes in balances included in the working capital calculation.

      (B) The pro forma adjustment to prepaid expenses reflects the elimination of assets sold.

      (C) The pro forma adjustment to deferred income taxes reflects the reversal of deferred taxes related to Sniffer and the addition to accrued liabilities relates to the estimated income taxes payable on the gain on sale of Sniffer at a statutory income tax rate of 35%.

      (D) The pro forma adjustment to property and equipment reflects the elimination of assets sold.

      (E) The pro forma adjustment to goodwill reflects allocation of goodwill associated with Sniffer.

      (F) The pro forma adjustment to accounts payable and accrued liabilities reflects the elimination of liabilities assumed by the Buyer.

      (G) The pro forma adjustments to deferred revenue reflects the deferred revenue associated with Sniffer assumed by the Buyer.

      (H) The adjustment reflects the net realized gain of approximately $113 million as of March 31, 2004, including estimated income taxes at a 35% statutory income tax rate.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

      (I) The operating results of Sniffer have been removed from the unaudited pro forma condensed consolidated statements of operations. The pro forma adjustment to net revenue reflects direct revenues in fiscal 2003 and the first quarter of 2004 generated by Sniffer. The corresponding cost of net product revenue has also been removed, as well as removal of salaries related to the Company’s former employees that have joined the Buyer.

      (J) The pro forma adjustment to research and development expenses removes all expenses directly incurred by Sniffer during fiscal 2003 and the first quarter of 2004.

      (K) The pro forma adjustments to marketing and sales expenses include the removal of marketing expenses directly incurred by Sniffer, and the salaries of the Company’s former employees that have joined the Buyer. The adjustments to marketing and sales expenses exclude commission expenses paid to sales personnel because the expenses can not be isolated and objectively measured.

      (L) The pro forma adjustments to general and administrative expenses reflect the salaries of the Company’s former employees that have joined the Buyer and costs incurred during 2004 related to the sale of Sniffer. Other general and administrative costs are shared across the Company, and therefore, no allocations were made.

      (M) The pro forma adjustments to income taxes were made at a statutory income tax rate of 35%.

      These unaudited pro forma condensed consolidated financial statements have been derived from the Company’s consolidated financial statements and do not purport to represent what the Company’s financial position or results of operations would have been had the sale occurred on the dates indicated, nor do these unaudited condensed consolidated financial statements intend to purport what Sniffer’s financial results would have been if it were a stand-alone organization for the periods presented.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.

By:	/s/ STEPHEN C. RICHARDS

Stephen C. Richards
Chief Operating Officer and
Chief Financial Officer

Dated: July 30, 2004

EXHIBIT INDEX

Exhibit
Number		Description

*2	.1	Asset Purchase Agreement (the “APA”) made and entered into as of April 22, 2004, by and among, (i) Network General Corporation (formerly named Starburst Technology Holdings Inc.), on the one hand; and (ii) McAfee, Inc. (formerly named Networks Associates, Inc.), Network Associates Technology, Inc. Network Associates International BV, Network Associates (India) Private Limited, McAfee Japan Co., Ltd. (formerly named Network Associates Japan Co., Ltd.), on the other hand.
*2	.2	Amendment No. 1 to the APA dated as of July 15, 2004.
*99	.1	Press Release of McAfee, Inc. dated July 16, 2004.

*	Incorporated by reference to Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004.